SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PACIFIC MERCANTILE BANCORP
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Fellow Shareholders:

You recently received proxy materials for the Special Meeting of Shareholders of Pacific Mercantile Bancorp to be held on January 26, 2012. According to our latest records, your PROXY VOTE for this Meeting HAS NOT YET BEEN RECEIVED.

We are asking our shareholders to approve four very important Proposals, including a Proposal to approve the sale of approximately 2.9 million shares of common stock, for a total cash purchase price of $15.5 million, to the Carpenter Community Bancfunds and three other Proposals in connection with that sale of shares. Failure to approve the sale of the shares and the other Proposals being voted on at the Special Meeting will make it more difficult for the Company and Pacific Mercantile Bank to maintain compliance with federal and state capital requirements and more difficult and more expensive for the Company to raise the capital it needs to resume implementation of its growth strategy. The Company’s Board of Directors believes that it is very important to the future of the Company and in the best interests of the shareholders that all four Proposals be approved at the Special Meeting.

You can find more information on these Proposals in the Company’s proxy materials, which are available on the internet at www.edocumentview.com/PMBC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” APPROVAL OF ALL FOUR PROPOSALS.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT, YOUR BROKER WILL NOT VOTE YOUR SHARES WITHOUT VOTING INSTRUCTIONS FROM YOU. PLEASE VOTE OR PROVIDE THOSE VOTING INSTRUCTIONS, WITHOUT DELAY, TO ENSURE THAT YOUR VOTES ARE COUNTED.

You still have time to vote your shares or provide voting instructions to your broker by telephone or on the internet. To vote by phone, please call the toll-free number shown on the front of your proxy card or voting instruction form. To vote on the internet, please log on to www.proxyvote.com. In either case, you will be prompted to furnish a control number, which can be found on the front of your proxy card or voting instruction form. Please have the control number ready when you call or log on the internet and then follow the easy step-by-step voting instructions.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the Shareholders Meeting, the voting of your shares, or need additional proxy materials, please call our proxy solicitation advisor, Advantage Proxy, toll-free, at 1-877-870-8565 between the hours of 6:00 a.m. and 6:00 p.m. Pacific Time, Monday through Friday.

We appreciate your support.

Raymond E. Dellerba. President and CEO

January 12, 2012

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY TELEPHONE OR

OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

Important Information

On December 20, 2011, Pacific Mercantile Bancorp filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the Company’s Special Meeting of Shareholders to be held on January 26, 2012. The Company’s shareholders are strongly advised to read the definitive proxy statement carefully before making any voting decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at http://www.sec.gov or from the Company’s website at http://www.pmbank.com/InvestorRelationsPage.aspx?frame=docs.